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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

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                                FORM 8-A/A NO. 1


                       FOR REGISTRATION OF CERTAIN CLASSES
                OF SECURITIES PURSUANT TO SECTION 12(b) OR 12(g)
                     OF THE SECURITIES EXCHANGE ACT OF 1934


                            ROCKY SHOES & BOOTS, INC.
             (Exact name of registrant as specified in its charter)


                 OHIO                                    31-1364046
(State of incorporation or organization)    (I.R.S. Employer Identification No.)

                              39 EAST CANAL STREET
                             NELSONVILLE, OHIO 45764
                    (Address of principal executive offices)

Securities to be registered pursuant to Section 12(b) of the Act:  None

If this form relates to the registration of a class of securities pursuant to
Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [ ]

If this form relates to the registration of a class of securities pursuant to
Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [x]

Securities Act registration statement file number to which this form relates:
Not applicable

Securities to be registered pursuant to Section 12(g) of the Act:

               Title of Class:     Preferred Stock Purchase Rights

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ITEM 1.  DESCRIPTION OF REGISTRANT'S SECURITIES TO BE REGISTERED.


         Reference is made to the Registration Statement on Form 8-A filed with the Securities and Exchange Commission by Rocky Shoes & Boots, Inc. (the "Company") on November 13, 1997 (the "Original Form 8-A"), relating to the Preferred Stock Purchase Rights distributed to the shareholders of the Company in connection with the Rights Agreement, dated November 5, 1997 (the "Rights Agreement"), between the Company and Fifth Third Bank. The Original Form 8-A is hereby incorporated by reference herein.

         On August 31, 2004, the Board of Directors of the Company approved the First Amendment to Rights Agreement (the "Amendment"). A complete copy of the Amendment is attached hereto as Exhibit 4.2 and is incorporated herein by reference.

ITEM 2.  EXHIBITS


      4.1 Rights Agreement dated as of November 5, 1997 by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the Form of Second Amended and Restated Articles of Incorporation, as Exhibit B thereto the Form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 000-21026), filed on November 13, 1997, and incorporated herein by reference.

      4.2 First Amendment to Rights Agreement, dated December 1, 2004, and effective as of August 31, 2004, between the Company and Computershare Investor Services, LLC, a Delaware limited liability company, as Rights Agent.






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                                    SIGNATURE

         Pursuant to the requirements of Section 12 of the Securities and Exchange Act of 1934, the registrant has duly caused this Amendment No. 1 to registration statement to be signed by on its behalf by the undersigned, thereto duly authorized.

                                        ROCKY SHOES & BOOTS, INC.


Date:  December 8, 2004                 By:  /s/ James E. McDonald
                                           -------------------------------------
                                             James E. McDonald, Vice President
                                             and Chief Operating Officer


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                                  EXHIBIT INDEX

EXHIBIT NO.                           DESCRIPTION
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      4.1         Rights Agreement dated as of November 5, 1997 by and between the Company and The Fifth Third Bank, as Rights Agent, and which includes as Exhibit A thereto the Form of Second Amended and Restated Articles of Incorporation, as Exhibit B thereto the Form of Right Certificate and as Exhibit C thereto the Summary of Rights, previously filed as Exhibit 4.1 to the Registration Statement on Form 8-A (file number 000-21026), filed on November 13, 1997, and incorporated herein by reference.

      4.2 First Amendment to Rights Agreement, dated December 1, 2004, and effective as of August 31, 2004, between the Company and Computershare Investor Services, LLC, a Delaware limited liability company, as Rights Agent.








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